Exhibit 10.1

BioLargo, Inc.

Engagement Extension Agreement

December 31, 2017

This Engagement Extension Agreement (the “Extension”) references the Engagement Agreement and Scope Letter dated February 1, 2008 (“2008 Agreement”) by and between CFO 911 (the “Advisor)” and BioLargo, Inc. (the “Company”), and written extensions to the Agreement (the “Prior Extensions”), pursuant to which Charles K. Dargan II has been serving as the Company’s Chief Financial Officer. The parties desire to extend the terms of the prior agreements for a period of one year, pursuant to the terms of this Extension. The 2008 Agreement, the Prior Extensions and this Extension are collectively referred to herein as the “Agreement”.

Except as expressly amended or modified herein, all terms and conditions set forth in the 2008 Agreement and Prior Extensions are incorporated herein by this reference, and continue to be in full force and effect. The parties acknowledge and confirm that Mr. Dargan has been serving as the Company’s Chief Financial Officer, and continues to do so through today’s date. Retroactively effective as of October 1, 2017, the Advisor and the Company hereby agree to extend the Term of the engagement as set forth in the 2008 Agreement to expire September 30, 2018 (the “Extended Term”). Notwithstanding the foregoing, either party may terminate this Agreement upon 30 days’ written notice. Upon the expiration of this Agreement on September 30, 2018, unless this agreement has been terminated, Advisor shall continue to serve as the Company’s Chief Financial Officer until new terms are agreed upon, or until one of the parties gives notice to terminate the relationship.

During the Extended Term, the Advisor shall receive the compensation as set forth in this Extension. The Company shall issue to Charles K. Dargan II an option (the “Option”) to purchase 300,000 shares of the Company’s common stock. The Option shall vest over a period of 12 months, with 75,000 shares having vested as of December 31, 2017, and the remaining shares to vest 25,000 shares monthly beginning January 31, 2018, and each month thereafter, so long as this Agreement is in full force and effect. The Option shall be exercisable at $0.39 per share, the closing price of the company’s common stock on the last business day of 2017, and shall expire December 31, 2027.

AGREED TO AND ACCEPTED THIS 31st DAY OF DECEMBER, 2017

CFO 911	BioLargo, Inc.
222 N. Sepulveda Blvd., Suite 2000	14921 Chestnut Street
El Segundo, CA 90245, CA	Westminster, CA 92683

/S/CHARLES K. DARGAN II	/S/DENNIS P. CALVERT
By: ____________________________	By: ___________________________
Name: Mr. Charles K. Dargan II	Name: Mr. Dennis P. Calvert
Title: Chief Executive Officer	Title: President
Date Signed: December 31, 2017	Date Signed: December 31, 2017